Exhibit 99.01

Neuralstem Becomes Seneca Biopharma

GERMANTOWN, Md., Oct. 28, 2019 /PRNewswire/ -- Neuralstem, Inc. (NASDAQ:CUR), announces that the company has changed its name to Seneca Biopharma, Inc. The company anticipates that its shares will begin trading on the NASDAQ Capital Market under the symbol SNCA on November 1, 2019 or shortly thereafter subject to the satisfaction of customary conditions of the exchange. Concurrently with the name change, Seneca has launched its new corporate website at www.senecabio.com.

“The name change represents a new philosophy in our organization as we move away from our prior emphasis on research related to neurological disorders to a new focus which is geared towards finding promising new science, developing a pipeline of biopharmaceuticals and commercializing those products while at the same time creating value for our stakeholders,” commented Dr. Ken Carter, executive chairman of Seneca.

About Seneca Biopharma

Seneca Biopharma, Inc., is a clinical-stage biopharmaceutical company developing novel treatments for diseases of unmet medical need. Seneca is in the process of finding and acquiring new assets, promising sciences and technologies that will provide meaningful therapies for patients.

Cautionary Statement Regarding Forward Looking Information

This news release contains "forward-looking statements" made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to future, not past, events and may often be identified by words such as "expect," "anticipate," "intend," "plan," "believe," "seek" or "will." Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Specific risks and uncertainties that could cause our actual results to differ materially from those expressed in our forward-looking statements include risks inherent in the development and commercialization of potential products, uncertainty of clinical trial results or regulatory approvals or clearances, need for future capital, dependence upon collaborators and maintenance of our intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements. Additional information on potential factors that could affect our results and other risks and uncertainties are detailed in Seneca Biopharma’s periodic reports, including its Annual Report on Form 10-K for the year ended December 31, 2018 as well as its subsequent quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission (SEC). We do not assume any obligation to update any forward-looking statements.

Contact:
Josh Barer
Hibiscus BioVentures
josh@hibiscusbio.com